UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2026

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Suite 103A Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 272-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 11, 2026, Viridian Therapeutics, Inc. (the “Company”) completed its public offering (the “Convertible Notes Offering”) of $250,000,000 aggregate principal amount of its 1.75% Convertible Senior Notes due 2032 (the “Notes”), including the exercise in full of the underwriters’ option to purchase up to an additional $25.0 million aggregate principal amount of the Notes, solely to cover over-allotments. The Notes were issued pursuant to, and are governed by, an indenture (the “Base Indenture”), dated as of May 11, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture (the “Supplemental Indenture,” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), dated as of May 11, 2026, between the Company and the Trustee.

The Notes are general, unsecured, senior obligations of the Company. The Notes will accrue interest payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026, at a rate equal to 1.75% per year. In addition, special interest will accrue on the Notes upon the occurrence of certain events relating to the Company’s failure to file certain reports with the U.S. Securities and Exchange Commission (the “SEC”) as provided in the Indenture and as described below. The Notes will mature on May 15, 2032 (the “Maturity Date”), unless earlier converted, redeemed or repurchased by the Company.

Noteholders may convert their Notes at their option only in the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2026, if the last reported sale price per share of the Company’s common stock, $0.01 par value per share (the “Common Stock”), exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price per share of the Common Stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on the Common Stock, as described in the Indenture; (4) if the Company calls such Notes for redemption; and (5) at any time from, and including, February 15, 2032 until the close of business on the scheduled trading day immediately before the Maturity Date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, based on the applicable conversion rate. The initial conversion rate is 40.5680 shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $24.65 per share, and is subject to adjustment as described in the Indenture. If certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the Company will in certain circumstances increase the conversion rate for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on a redemption date on or after May 20, 2030 and on or before the 26th scheduled trading day immediately before the Maturity Date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Common Stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such notice. However, the Company may not redeem less than all of the outstanding Notes unless at least $75,000,000 aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. In addition, calling any Note for redemption will constitute a “Make-Whole Fundamental Change” with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If a “Fundamental Change” (as defined in the Indenture) occurs, then, subject to certain conditions and except as set forth in the Indenture, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition in the Indenture of a Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Common Stock.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to convert a Note in accordance with the Indenture within a specified period of time; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $30,000,000; (vii) certain final judgments being rendered against the Company or any of its significant subsidiaries for the payment of at least $30,000,000, where such judgments are not discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days, at a rate per annum equal to 0.25% of the principal amount of the Notes for the first 180 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof.

The above descriptions of the Indenture and the Notes are summaries and are not complete. Copies of the Base Indenture, the Supplemental Indenture and the form of the certificate representing the Notes are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and the above summaries are qualified in their entirety by reference to the terms of the Base Indenture, the Supplemental Indenture and the Notes set forth in such exhibits.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock. Initially, a maximum of 14,705,875 shares of Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 58.8235 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

A copy of the opinion of Ropes & Gray LLP, relating to the validity of the Notes and the Common Stock underlying the Notes in connection with the Convertible Notes Offering, is filed as Exhibit 5.2 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

Equity Offering

On May 6, 2026, the Company entered into an underwriting agreement (the “Equity Underwriting Agreement”) with Jefferies LLC, Leerink Partners LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Equity Underwriters”), to issue and sell 7,352,942 shares of the Company’s Common Stock at a public offering price of $17.00 per share (the “Equity Offering”).

In addition, the Company granted the Equity Underwriters a 30-day option to purchase up to an additional 1,102,941 shares of Common Stock, on the same terms and conditions. The net proceeds from the Equity Offering were approximately $117.0 million, after deducting customary underwriting discounts and estimated offering expenses.

The shares of Common Stock were offered pursuant to an automatic shelf registration statement (File No. 333-290056) filed with the SEC on September 5, 2025. A final prospectus supplement dated May 6, 2026 relating to and describing the terms of the Equity Offering was filed with the SEC on May 8, 2026. The Equity Offering closed on May 11, 2026.

The Equity Underwriting Agreement contains customary representations, warranties, and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and the Equity Underwriters, including for liabilities under the Securities Act, and termination provisions.

A copy of the Equity Underwriting Agreement is filed as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Equity Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Ropes & Gray LLP, relating to the validity of the shares of Common Stock in connection with the Equity Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Convertible Notes Offering

On May 6, 2026, the Company entered into an underwriting agreement (the “Convertible Notes Underwriting Agreement”) with Jefferies LLC, Leerink Partners LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (the “Convertible Notes Underwriters”), to issue and sell $225.0 million aggregate principal amount of the Notes in the Convertible Notes Offering.

In addition, the Company granted the Convertible Notes Underwriters an option, exercisable for 30 days, to purchase up to an additional $25.0 million aggregate principal amount of the Notes, solely to cover over-allotments in the Convertible Notes Offering, on the same terms and conditions. The net proceeds from the Convertible Notes Offering were approximately $242.0 million, which includes the proceeds from the exercise in full of the Convertible Notes Underwriters’ option to purchase additional Notes, after deducting customary underwriting discounts and estimated offering expenses.

The Notes were offered pursuant to an automatic shelf registration statement (File No. 333-290056) filed with the SEC on September 5, 2025. A final prospectus supplement dated May 6, 2026 relating to and describing the terms of the Convertible Notes Offering was filed with the SEC on May 8, 2026. The Convertible Notes Offering closed on May 11, 2026.

The Convertible Notes Underwriting Agreement contains customary representations, warranties, and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and the Convertible Notes Underwriters, including for liabilities under the Securities Act, and termination provisions.

A copy of the Convertible Notes Underwriting Agreement is filed as Exhibit 1.2 and is incorporated herein by reference. The foregoing description of the Convertible Notes Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Ropes & Gray LLP, relating to the validity of the Notes in connection with the Convertible Notes Offering, is filed as Exhibit 5.2 to this Current Report on Form 8-K.

The Company intends to use the net proceeds from the Convertible Notes Offering and the Equity Offering to repay all outstanding indebtedness under the Loan and Security Agreement, dated April 1, 2022, with Hercules Capital, Inc., to fund market expansion studies for its thyroid eye disease franchise, and to advance the research and development of its earlier pipeline, as well as for working capital and other general corporate purposes.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These statements may be identified by the use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or other similar terms or expressions that concern the Company’s expectations, plans and intentions. Forward-looking statements include, without limitation, statements regarding the Company’s anticipated use of the net proceeds from the Convertible Notes Offering and the Equity Offering; and the Company’s plans regarding funding market expansion studies for its thyroid eye disease franchise and its research and development activities. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations, and assumptions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: matters that could affect the Company’s financial position, its future operating results and financial performance; and other risks and uncertainties identified in the Company’s filings with the SEC, including those risks set forth under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 5, 2026, and other subsequent disclosure documents filed with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither the Company nor any of its affiliates, advisors or representatives undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 6, 2026, among Viridian Therapeutics, Inc. and Jefferies LLC, Leerink Partners LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule A thereto (Equity Offering).

1.2	Underwriting Agreement, dated May 6, 2026, among Viridian Therapeutics, Inc. and Jefferies LLC, Leerink Partners LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule A thereto (Convertible Notes Offering).

4.1	Indenture, dated as of May 11, 2026, between Viridian Therapeutics, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of May 11, 2026, between Viridian Therapeutics, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 1.75% Convertible Senior Note due 2032 (included as Exhibit A in Exhibit 4.2).

5.1	Opinion of Ropes & Gray LLP (Equity Offering).

5.2	Opinion of Ropes & Gray LLP (Convertible Notes Offering).

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1) (Equity Offering).

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.2) (Convertible Notes Offering).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2026	Viridian Therapeutics, Inc.

	By:	/s/ Stephen Mahoney
Stephen Mahoney
President and Chief Executive Officer